Ex.99.77C Matters submitted for vote of security holders

(a) An Annual Meeting of Shareholders (Meeting) of the Liberty All-Star Growth Fund, Inc. (Fund) was held on April 18, 2001.

(b) The Fund's shareholders elected Messrs. Richard W. Lowry and Joseph R. Palombo as the Directors to hold office until the final adjournment of the Annual Meeting of Shareholders for the year 2004. The Fund's Board of Directors also consists of Robert J. Birnbaum, James E. Grinnell, John J. Neuhauser and William E. Mayer.

(c)(1) The Fund's shareholders voted to approve the Portfolio Management Agreement with TCW Funds Management Company, as follows:

         FOR               13,445,341.038
         AGAINST       181,448.433
         ABSTAIN       144,014.622
         DEL N-VOTE                    449.000


(c)(2) The Fund's shareholders voted to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001, as follows:

         FOR               13,593,367.897
         AGAINST         77,819.357
         ABSTAIN         99,618.839
         DEL N-VOTE                   447.000

(d)      Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-01-000081).


EX77Q - Exhibits - Amended By-Laws

                              Amended October 27, 1999:  Article III, Section 1,
                                Appointment of Assistant Officers
                              Amended June 20, 2001:  Article III, Section 12,
                                Controller and Chief Accounting Officer


                                    Restated
                                   BY-LAWS OF

                          LIBERTY ALL-STAR GROWTH FUND, INC.

                             A Maryland Corporation

                        As amended through April 23, 1998

                                    ARTICLE I

                                  STOCKHOLDERS


         SECTION 1. Annual Meetings. The annual meeting of the stockholders of Liberty All-Star Growth Fund, Inc. (formerly "The Charles Allmon Trust, Inc.") (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one (31) day period ending four (4) months after the end of the Corporation's fiscal year. An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Charter or these By-Laws.

         SECTION 2. Special Meetings. Special meetings of the stockholders of any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors, by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of a meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.

         SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten
(10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at the address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

         SECTION 4. Quorum. Except as otherwise provided by statute or by the Corporation's Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by majority vote of the shares so represented in person or by proxy at the meeting and entitled to vote. In the absence of a quorum, the stockholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, or other applicable statute, the Corporation's Articles of Incorporation or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

         SECTION 5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one-hundred-twenty (120) days after the original record date.

         SECTION 6. Organization. At every meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in the absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

         SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 8. Voting. Except as otherwise provided by statute or the Corporation's Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to
Section 9 of this Article I.

         Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act from him by a proxy signed by the stockholder or his attorney-in-fact. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution or signature of such proxy by or on behalf of such shareholder. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

         SECTION 9. Fixing of Record Date for Determining Stockholders Entitled to Vote at Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) for fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

         SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

         SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Charter, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (a) an unanimous written consent that sets for the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

         SECTION 12. Controller and Chief Accounting Officer. The controller shall be the officer of the Corporation primarily responsible for ensuring all expenditures of the Corporation are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Corporation and shall have such other duties and powers as may be designated from time to time by the President or the Board.

         The chief accounting officer of the Corporation shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Corporation and shall have such other duties and powers as may be designated from time to time by the President or the Board.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. Except as otherwise provided in the Corporation's Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Charter or by these By-Laws.

         SECTION 2. Number, Election and Term of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than three (3) nor more then nine (9). The Board of Directors shall be divided into three classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting thereof. The term of office of the first class shall expire on the date of the first annual meeting of stockholders. The term of office of the second class shall expire one year thereafter. The term of office of the third class shall expire two years thereafter. Upon expiration of the term of office in each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Corporation's Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 4 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

         SECTION 3. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

         SECTION 4. Removal of Directors. Any director of the Corporation may be removed by the stockholders with or without cause by a vote of a majority of the votes entitled to be cast for the election of directors.

         SECTION 5. Vacancies. Subject to the provisions of the Investment Company Act of 1940, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. A majority of the entire Board may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier resignation or removal. Any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualified or until his earlier resignation or removal.

         SECTION 6. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

         SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

         SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.

         SECTION 9. Annual Meeting. The annual meeting of the newly elected and other directors shall be held as soon as practicable after the meeting of stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

         SECTION 10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

         SECTION 11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

         SECTION 12. Quorum and Voting. One-third (1/3), but not fewer than two
(2) of the members of the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Charter, these By-Laws, the Investment Company Act of 1940, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 13. Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

         SECTION 14. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of one (1) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

         SECTION 15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

         SECTION 16. Telephone Conference. Members of the Board of Directors of any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         SECTION 17. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

                                   ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES

         SECTION 1. Number and Qualifications. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Controller and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more officers may be held by the same person, except the office of President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. The Chairman of the Board, the President, the Treasurer, the Controller and the Secretary shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as provided in these By-Laws. Other elected officers are elected by the Directors. Assistant officers may be appointed by the elected officers. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority. Any officer other than the Chairman of the Board may be but none need be, a Director, and any officer may be, but none need be a stockholder of the Corporation.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors.

         SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to that office.

         SECTION 5. Compensation. The compensation, if any, of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

         SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in an amount and with any surety or sureties as the Board may require.

         SECTION 7. Chairman of the Board. The Chairman of the Board shall be a Director of the Corporation and, unless the Board shall specify otherwise, shall preside at meetings of the Board and of the Stockholders of the Corporation.

         SECTION 8. President. The President shall be the Chief Executive Officer of the Corporation and shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he or she may delegate these powers.

         SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the President or the Board of Directors may from time to time prescribe. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Directors, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board of Directors.

         SECTION 10. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation. He or she shall deliver all funds of the Corporation which may come into his or her hands to any custodian appointed by or pursuant to authority granted by the Board of Directors. He or she shall render a statement of condition of the finances of the Corporation to the Directors as often as they shall require the same, and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 11. Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, any Assistant Treasurer designated by the Board of Directors, shall perform all the duties, and may exercise all the powers, of the Treasurer. The Assistant Treasurers, if any, shall perform such other duties as from time to time may be assigned to them by the Treasurer or the Board of Directors.

         SECTION 12. Controller and Chief Accounting Officer. The Controller shall be the officer of the Corporation primarily responsible for ensuring all expenditures of the Corporation are reasonable and appropriate. The Controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Corporation and shall have such other duties and powers as may be designated from time to time by the President or the Board.

         The Chief accounting officer of the Corporation shall be in charge of its books and accounting records. The Chief Accounting Officer shall be responsible for preparation of financial statements of the Corporation and shall have such other duties and powers as may be designated from time to time by the President or the Board.

         SECTION 13. Assistant Controllers. In the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, any Assistant Controller designated by the Board of Directors, shall perform all of the duties, and may exercise all of the powers, of the Controller. The Assistant Controllers, if any, shall perform such other duties as from time to time may be assigned to them by the Controller or the Board of Directors.

         SECTION 14. Secretary. The Secretary shall keep the minutes of all meetings of the Directors and of all meetings of the Stockholders of the Corporation in proper books provided for that purpose; he or she shall have custody of the seal of the Corporation; he or she shall have charge of the share transfer books, lists and records unless the same are in the charge of the Corporation's transfer agent. He or she shall attend to the giving and serving of all notices by the Corporation in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Directors.

         SECTION 15. Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary, or, if there be more than one, any Assistant Secretary designated by the Board of Directors, shall perform all of the duties, and may exercise all of the powers, of the Secretary. The Assistant Secretaries, if any, shall perform such other duties as from time to time may be assigned to them by the Secretary or the Board of Directors.

         SECTION 16. Delegation of Duties. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.

                                   ARTICLE IV

                                      STOCK


         SECTION 1. Stock Certificates. Unless otherwise provided by the Board of Directors and permitted by law, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

         SECTION 2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

         SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

         SECTION 4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

         SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interest, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

         SECTION 7. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such a person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

         SECTION 2. Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met. In addition, at lease one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based in a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

         SECTION 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

         SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract subject to any limitations imposed by the Investment Company Act of 1940.

         SECTION 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

         SECTION 6. Amendments. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                   ARTICLE VI

                                      SEAL

         The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word ("seal") adjacent to the signature of the authorized officer of the Corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

         SECTION 1. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors.
                     -----------

         SECTION 2.  Accountant.
                     ----------

         (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

         (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940) of the Corporation shall select the Accountant at any meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

         (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the Investment Company Act of 1940, at a meeting called for the purpose of voting on such action.

                                  ARTICLE VIII

                              CUSTODY OF SECURITIES


         SECTION 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act of 1940 and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its renumeration.

         SECTION 2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX

                                   AMENDMENTS

         These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act of 1940.